EX-99.(b)(8)(p)(iii)


                               SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT


         This Second Amendment to Participation Agreement ("Amendment") is entered into as of April 28, 2007 by and among LEGG MASON INVESTOR SERVICES, LLC, (the "Distributor"), and JEFFERSON NATIONAL LIFE INSURANCE COMPANY, (the "Company" or "You").

         WHEREAS, the parties desire to amend the agreement to reflect the name change of the Trust Entities and the Fund names;

         WHEREAS, the parties entered into a Participation Agreement dated May 1, 2004 with an amendment dated May 1, 2005, (the "Agreement");

         WHEREAS, the parties desire to amend Schedule A to the Participation Agreement;

         NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

         1. Schedule A of the Agreement shall be deleted in its entirety and replaced with Schedule A attached hereto.

         2.   OTHER TERMS.

              Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

         IN WITNESS WHEREOF, You and Distributor have caused this Amendment to be executed and delivered as of the date first above written.


LEGG MASON INVESTOR SERVICES, LLC      JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:                                    By:
       ---------------------------            ------------------------------
Name:  Joel Sauber                     Name:  Craig A. Hawley
Title: Managing Director               Title: Secretary & General Counsel
Date:                                  Date:  February 27, 2007
       ---------------------------






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                                   SCHEDULE A

--------------------------------------------------------------------------------
OLD FUND NAME                    NEW FUND NAME                   CUSIP/CLASS
--------------------------------------------------------------------------------
Salomon Brothers Variable        Legg Mason Partners Variable    52467K813
Strategic Bond Fund              Strategic Bond Portfolio        Class I
--------------------------------------------------------------------------------
Salomon Brothers Variable All    Legg Mason Partners Variable    52467W858
Cap Fund                         Fundamental Value Portfolio*    Class I
--------------------------------------------------------------------------------
Salomon Brothers Variable        Legg Mason Partners Variable    52467X609
Large Cap Growth Fund            Large Cap Growth Portfolio*     Single Class
--------------------------------------------------------------------------------
Salomon Brothers Variable        Legg Mason Partners Variable    TBD
Total Return Fund                Capital and Income Portfolio*   Class I
--------------------------------------------------------------------------------
Salomon Brothers Variable High   Legg Mason Partners Variable    52467K839
Yield Bond Fund                  Global High Yield Bond          Class I
                                 Portfolio
--------------------------------------------------------------------------------
Salomon Brothers Variable        Legg Mason Partners Variable    52467X203
Aggressive Growth Fund           Aggressive Growth Portfolio*    Single Class
--------------------------------------------------------------------------------
SB Government Portfolio          Legg Mason Partners Variable    52467K854
                                 Government Portfolio            Class I
--------------------------------------------------------------------------------

*Surviving fund into which old fund merged.

------------------------------------------------------------------------
ACCOUNT(S)                                    FORM #
------------------------------------------------------------------------
[Jefferson National Life Annuity Account C]   [22-4025 (Individual)
                                              32-4000 (Group)]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account E]   [22-4047 (Achievement),
                                              32-4002 (Educator)]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account F]   [22-4061]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account G]   [22-4056; JNL-2300,
                                              JNL-2300-1, JNL-2300-2]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account H]   [CVIC-2000 or 2001
                                              (state specific)]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account I]   [CVIC-2004 or 2005
                                              (state specific)]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account J]   [JNL-2100]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account K]   [JNL-2200]
------------------------------------------------------------------------
[Jefferson National Life Annuity Account L]   [CVIC-1001, CVIC-1003]
------------------------------------------------------------------------




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